UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Option Repricing and Option Exchange

On October 29, 2023, the Board of Directors (the “Board”) of BiomX Inc. (the “Company”), pursuant to a recommendation of the Compensation Committee of the Board, approved resolutions concerning options previously granted under the Company’s incentive equity plans as follows.

Option Repricing

The Board approved a reduction in the exercise price of each outstanding option to purchase shares of the Company’s common stock with an original exercise price above $0.69 per share granted under the Company’s 2015 Employee Stock Option Plan (the “2015 Plan”, the “Designated Options”), to the closing price for the Company’s common stock on October 27, 2023 (the “Option Repricing”). The Option Repricing includes options held by, among others, the Company’s named executive officers: Chief Executive Officer, Mr. Jonathan Solomon, with respect to options to purchase 668,552 shares (with original exercise prices ranging from $1.691 to $2.031 per share), and Chief Development Officer, Dr. Merav Bassan, with respect to options to purchase 189,997 shares (with original exercise price of $9.998 per share).

No other terms of the Designated Options were modified, and the Designated Options remain subject to the terms and conditions of the 2015 Plan and the agreements evidencing the Designated Options, which will continue to vest according to their original vesting schedules and will retain their original expiration dates, provided, however, that none of the Designated Options may be exercised before October 29, 2024. Other than Mr. Solomon, the members of the Board are excluded from the Option Repricing.

After careful consideration of various alternatives, the Board determined that the Option Repricing, which is permitted under the terms of the 2015 Plan, was an important measure in order to serve as an effective retention tool for the Company’s employees, while preserving the Company’s cash resources. The Option Repricing resets the per share exercise price of the Designated Options so that the exercise prices will more closely reflect the current value of the Company’s common stock.

Option Exchange

The Board approved an exchange of all outstanding stock options under the Company’s 2019 Omnibus Long-Term Incentive Option Plan (the “2019 Plan”) that have an exercise price of $0.69 per share or greater (the “Option Exchange”). The Board believes that the Option Exchange is an important measure that serves as an effective retention tool for the Company’s employees, while preserving the Company’s cash resources The Option Exchange includes options held by, among others, the Company’s named executive officers: Chief Executive Officer, Jonathan Solomon, with respect to options to purchase 501,000 shares (with original exercise prices ranging from $1.41 to $7.02 per share), Chief Development Officer, Dr. Merav Bassan, with respect to options to purchase 147,500 shares (with original exercise prices of $1.41 and $7.02 per share), and Chief Financial Officer, Ms. Marina Wolfson, with respect to options to purchase 119,250 shares (with original exercise prices ranging from $1.41 to $7.02 per share). Other than Mr. Solomon, the members of the Board are excluded from the Option Exchange.

In order to implement the Option Exchange, the Company will initiate a tender offer (the “Tender Offer”) to pursue an economic repricing, with such terms and conditions as shall be set forth in the Tender Offer documentation to be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

October 31, 2023	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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